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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our reports dated February 25, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Computer Horizons Corp. on Form 10-K/A for the year ended December 31, 2002, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".

GRANT THORNTON LLP

Edison, New Jersey
December 23, 2003

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS